EXHIBITS

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                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                   Depositor,




                         RESIDENTIAL FUNDING CORPORATION
                                Master Servicer,


                                       and


                         BANK ONE, NATIONAL ASSOCIATION
                                     Trustee




                              --------------------


                           AMENDMENT NO. 1 dated as of
                             January 1, 2000 to the


                         Pooling and Servicing Agreement
                          Dated as of November 1, 1999


                              --------------------


                   Bear Stearns Asset Backed Securities, Inc.
                 Mortgage Asset-Backed Pass-Through Certificates


                                 Series 1999-RS4


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                                       -1-

                  AMENDMENT NO. 1 made as of this 1st day of January 2000, among Bear Stearns Asset Backed Securities, Inc. (the "Depositor"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and Bank One, National Association, as trustee (the "Trustee").

                               W I T N E S S E T H
                               - - - - - - - - - -

                  WHEREAS, the Depositor, the Trustee and the Master Servicer entered into a Pooling and Servicing Agreement (the "Agreement") dated as of November 1, 1999, relating to the issuance of Bear Stearns Asset Backed Securities, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1999-RS4; and

                  WHEREAS, the Depositor, the Master Servicer and the Trustee desire to amend the terms of the Agreement pursuant to and in accordance with
Section 11.01(a)(ii) of the Agreement to correct an error in the Agreement.

                  NOW, THEREFORE, in consideration of the mutual premises and agreements herein, the Depositor, the Master Servicer and the Trustee agree as follows:

         1. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

         2. Section 1.01 of the Agreement is hereby amended by replacing the definition of "Stepdown Date" in its entirety with the following:

                  STEPDOWN DATE: The later to occur of (i) the Distribution Date occurring in May 2002 and (ii) the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than one-half of the Cut-off Date Balance.

         3. The second paragraph of Section 2.02 of the Agreement is hereby amended to read as follows:

                  If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective, the Trustee shall promptly notify the Master Servicer and the Depositor; provided, that if the Mortgage Loan related to such Mortgage File is listed on Schedule A of the Mortgage Loan Purchase Agreement, no notification shall be necessary. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Depositor and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it. If such omission or defect materially and adversely affects the interests in the related Mortgage Loan of the Certificateholders or the Insurer, the Master Servicer shall promptly notify the related Subservicer of such omission or defect and request that such Subservicer correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer does not correct or cure such omission or defect within such period, that such Subservicer purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the



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                                       -2-

date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered; and provided further, that no cure, substitution or repurchase shall be required if such omission or defect is in respect of a Mortgage Loan listed on Schedule A of the Mortgage Loan Purchase Agreement. The Purchase Price for any such Mortgage Loan shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section
3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. It is understood and agreed that the obligation of the Subservicer, to so cure or purchase any Mortgage Loan as to which a material and adverse defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of Certificateholders (except for the Insurer's rights under the Insurance Agreement).




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         IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee
have caused their duly authorized representatives to execute and deliver this instrument as of the date first above written.


                                           BEAR STEARNS ASSET BACKED SECURITIES,
                                           INC.


                                           By: /s/ Matthew Perkins
                                               ---------------------------------
                                           Name:   Matthew Perkins
                                           Title:  Vice President



                                           RESIDENTIAL FUNDING CORPORATION


                                           By: /s/ Lisa Lundsten
                                               ---------------------------------
                                           Name:   Lisa Lundsten
                                           Title:  Director



                                           BANK ONE, NATIONAL ASSOCIATION


                                           By: /s/ Rick Tarnas
                                               ---------------------------------
                                           Name:   Rick Tarnas
                                           Title:  Vice President

CONSENTED TO:

AMBAC ASSURANCE CORPORATION


By: /s/ Thomas Adams
    ------------------------
Name:   Thomas Adams
Title:  First Vice President